Exhibit 10.1

FIRST AMENDMENT TO COMMERCIAL LEASE

This First Amendment to Commercial Lease (this "Amendment") is made this 6th day of June 2014, by and between Cutler Holdings, L.L.C. ("Landlord") and Myos Corporation ("Tenant").

RECITALS

WHEREAS, Landlord and Tenant entered into a Commercial Lease dated August 1, 2012 (the "Original Lease"), for a portion of the building located at 45 Horsehill Road, Hanover Township, Morris County, New Jersey (the "Original Premises"); and

WHEREAS, the parties desire to modify certain terms of the Lease, pursuant and subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Defined Terms.  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Lease.  The foregoing recitals are incorporated herein and made a substantive part of this Amendment.

2.      Lease of Additional Premises.  Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Additional Premises, consisting of approximately 9,079 GSF of space, known as Livingston Technologies/SBC and shown cross-hatched on the floor plan annexed hereto as Exhibit A and made a part hereof.  Landlord shall deliver possession of the Additional Premises to Tenant, and from and after the date on which possession of the Additional Premises is delivered to Tenant, the term “Demised Premises” as used in the Lease shall mean the Existing Premises (consisting of 5,225 GSF), and the Additional Premises (consisting of 9,079 GSF) together (for a total of 14,304 GSF).  Tenant agrees to accept delivery of possession of the Additional Premises when tendered by Landlord in its “as is” condition.

3.       Term Extension.  Notwithstanding anything to the contrary contained in the Original Lease or First Amendment, the term of the Lease as amended hereby is extended for a period of five (5) years, commencing on January 1, 2015 (the "Effective Date"), and expiring on December 31, 2019 (the “Expiration Date”), unless sooner terminated in accordance with the terms of the Lease. Notwithstanding the forgoing, the Effective Date may occur later, and the term of the Lease as amended hereby may be accordingly shorter, in the event the current tenant has not vacated the Demised Premises by January 1, 2015, and in such event (x) the dates provided for herein shall be adjusted solely to provide for the later Effective Date, and the Expiration Date and the other dates provided for rent increases shall not be affected thereby, and (y) the initial abatement of Base Annual Rent provided at Paragraph 4 hereof shall apply to the first three months of the term following such later Effective Date.

4.       Base Annual Rent for Additional Premises.  The Base Annual Rent for the Additional Premises will be payable as follows:

Year	Demised Premises	Rate per GSF	Base Annual Rent	Monthly Rent
1/1/15-12/31/15	9,079	$12.40	$112,579.60	$9,381.63
1/1/16-12/31/16	9,079	$12.40	$112,579.60	$9,381.63
1/1/17-7/31/17	9,079	$12.40	$112,579.60	$9,381.63
8/1/17-7/31/18	9,079	$12.77	$115,938.83	$9,661.57
8/1/18-12/31/19	9,079	$13.15	$119,388.85	$9,949.07

Notwithstanding the forgoing, provided that Tenant is not then in default under the terms of the Lease as amended by this Amendment, Base Annual Rent (but not any items of additional rent provided in the Lease) relating to the Additional Premises shall be abated for the months of January, February and March 2015 and January, February and March 2016.

5.       Base Annual Rent for Existing Premises.  The Base Annual Rent for the Existing Premises will be payable by the terms of the Original Lease as set forth below:

Year	Demised Premises	Rate per GSF	Base Annual Rent	Monthly Rent
8/1/14-7/31/15	5,225	$12.25	$64,006.25	$5,333.85
8/1/15-7/31/16	5,225	$12.75	$66,618.75	$5,551.56
8/1/16-7/31/17	5,225	$13.00	$67,925.00	$5,660.42
8/1/17-7/31/18	5,225	$13.39	$69,962.75	$5,830.23
8/1/18-12/31/19	5,225	$13.79	$72,052.75	$6,004.40

6.       Monthly Installments of Rent for Demised Premises.  The total installments of Monthly Rent for the Demised Premises (i.e., following the Effective Date, the total rent for the Additional Premises and the Existing Premises per month) will be payable as follows:

Year	Demised Premises	Monthly Rent
1/1/15-3/31/15*	14,304	$5,333.85
4/1/15-7/31/15	14,304	$14,715.48
4/1/15-12/31/15	14,304	$14,933.19
1/1/16-3/31/16*	14,304	$5,551.56
4/1/16-7/31/16	14,304	$14,933.19
8/1/16-7/31/17	14,304	$15,042.05
8/1/17-12/31/17	14,304	$15,211,86
1/1/18-07/31/18	14,304	$15,491.80
8/1/18-12/31/18	14,304	$15,665.97
1/1/19-12/31/19	14,304	$15,953.47

*Subject to the conditions to abatement of Base Annual Rent set forth at Paragraph 4 hereof.

7.       Proportionate Share for Additional Premises.  From and after the date Landlord delivers possession of the Additional Premises to Tenant, Tenant’s Proportionate Share shall be increased from 5.35% to 9.91%.

8.       Existing Premises.  Tenant hereby accepts, and will maintain possession of, the Existing Premises in its “as-is” condition.

9.       Broker's Fee.  Tenant represents and warrants that it has not had any dealings with any real estate broker or leasing agent in connection with this Amendment, and that no person or entity is entitled to receive any real estate brokerage, leasing commission or finder’s fees by reason of the execution of this Amendment.  Tenant hereby indemnifies Landlord from and against any claim for a brokerage commission or leasing commission in connection with the execution of this Amendment.

10.    Option Term and Option Term Rent.  The terms and conditions of Paragraph 3A of the Original Lease are hereby reaffirmed and shall from and after the Effective Date apply to Demised Premises as expanded hereby.  For the purpose of the first Option, the rent upon commencement of the Option Term shall be the then average rent per square foot for the entire Demised Premises, or $13.38, increased by three percent (3%), or $13.79.

11.     Incorporation.  This Amendment is incorporated into the Lease by reference and all terms and conditions of the Lease (except as expressly modified herein) are incorporated into this Amendment by reference.  The terms and conditions of the Lease shall remain in full force and effect except as modified hereby.

12.     Neutral Interpretation.  This Amendment shall be interpreted neutrally between the parties without regard to which party drafted or caused to be drafted this Amendment.

13.    Other Terms and Conditions.  Except as expressly modified herein, all other terms and conditions of the Lease continue in full force and effect, and this Amendment shall not be deemed to be or construed as a waiver of any term, covenant, condition, representation, warranty or breach thereof.

14.    Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.  A signature transmitted by facsimile or other electronic means shall be sufficient and binding for all purposes.

15.    Effectiveness.  This Amendment shall become effective on and only on its execution and delivery by each party hereto.

16.    Amendment.  The Lease as amended hereby may not be further altered, amended, changed, terminated, modified or supplemented in any respect, unless the same shall be in writing and signed by each party hereto.

17.    Severability.  No determination by any court that any provision hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of any other provision hereof, or such provision in any circumstance not controlled by such determination.

18.    Governing Law.  This Amendment shall be construed and governed by the laws of the State of New Jersey.

[The signatures of the parties appear on the following page.]

IN WITNESS WHEREOF, the parties have executed this Amendment, intending to be legally bound hereby, as of the date and year set forth above.

Landlord:	Tenant:
Cutler Holdings, L.L.C. By: /s/ William Cutler	Myos Corporation By: /s/ Peter Levy
William Cutler	Peter Levy, COO

By: /s/ Joseph C. DosSantos
Joseph C. DosSantos